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                                                                     EXHIBIT 4.2

                      THIS WARRANT MAY BE TRANSFERRED ONLY
                       IN ACCORDANCE WITH SECTION 4 HEREOF

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SHALL NOT BE (1) SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR CONSIDERATION, BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COUNSEL FOR THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER FOR CONSIDERATION SHALL NOT BE IN VIOLATION OF THE ACT OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND APPLICABLE STATE SECURITES LAW; OR (2) TRANSFERRED WITHOUT CONSIDERATION BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITES LAW.

                        THIS WARRANT IS ONLY EXERCISABLE
                          WITHIN TEN YEARS OF THE DATE
                            OF ITS INITIAL ISSUANCE.

W-____                                                _____ Warrants to Purchase
                                                                    One Share of
                                                                    Common Stock

  ISSUED EFFECTIVE AS OF: ______________, 1999 ("DATE OF THE INITIAL ISSUANCE")

                          CLEARWORKS TECHNOLOGIES, INC.
                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS CERTIFIES THAT for value received, ____________________ the registered holder hereof (the "Holder") is entitled to purchase from ClearWorks Technologies, Inc. (the "Corporation"), at the purchase price of _________ dollars ($_______) per share (the "Warrant Price"), within ten years from the date of initial issuance of this Warrant, one share of Common Stock, .001 par value, of the Corporation ("Common Stock") for each Warrant comprising the total number of Warrants set forth above. The Warrant Price per share shall be subject to adjustment from time to time as set forth herein.

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         This Warrant is one of a duly authorized issue of ________ Warrants evidencing the right to purchase an aggregate of up to _________ shares of Common Stock. The shares of Common Stock to be issued upon exercise of Warrants are referred to herein as "Warrant Shares."

         1. EXPIRATION DATE. The Warrants represented hereby will expire in their entirety and no longer be exercisable after 5:00 p.m. Central Time on the last day of the ten year period beginning on the date of the initial issuance of the Warrants, unless extended ("Expiration Date"). Subject to regulatory and shareholder approval, the Board of Directors, in its sole discretion, may establish additional periods for the exercise of the Warrants, and may extend the Expiration Date. The appropriate terms herein shall be applicable in the event of any such extension(s).

         2. EXERCISE PERIODS. Subject to the terms of this Warrant and approval of the issuance of these Warrants by a majority of the Corporation's shareholders excluding the shares beneficially owned by each Holder hereof at a meeting of Corporation's shareholders duly held pursuant to applicable state and federal law, each Holder shall have the right, commencing on the date of initial issuance of this Warrant and ending on the Expiration Date (the "Exercise Period"), to purchase from the Corporation the number of full Warrant Shares indicated on the front of this certificate, which when fully paid by Holder, will be non-assessable. Upon request of the Holder, the Corporation will provide Holders with the most current public financial information then available. For purposes of this Warrant "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         3. MANNER OF EXERCISE. A Warrant may be exercised at the Corporation's Principal Office, upon presentation and surrender hereof, together with the Warrant Purchase Form at the end hereof, duly completed and signed, and upon payment to the Corporation of the Warrant Price (subject to adjustment in accordance with the provisions of Section 9 hereof), for the number of full Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall only be made in cash, by check or any combination thereof.

         The Corporation shall not be required to issue fractional Warrant Shares on the exercise of Warrants. When Warrants are presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Share purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants in full, the Corporation shall pay an amount in cash equal to the then current market price per Warrant Share (as determined in the sole discretion of the Corporation's Board of Directors) multiplied by such fraction. When Warrants are presented for exercise as to a specified portion, only full Warrant Shares shall be issuable and a new Warrant bearing the original initial issuance date shall be issuable evidencing the remaining Warrant or Warrants.

         Upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Corporation shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased together with payment for any fractional shares as provided above in this Section 3, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, the transfer books for the Warrant Shares or other class of

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stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Corporation shall be under no duty to deliver any certificate for such Warrant Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date of the Warrants, a new Warrant evidencing the remaining Warrant or Warrants will be issued; provided, however, the Corporation shall not be required to issue fractional Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Corporation.

         4. LIMITATIONS ON THE TRANSFERABILITY OF WARRANTS. The Warrants shall not be transferable unless the Holder complies with this paragraph. Any purported transfer not in compliance with this paragraph shall be null and void. The Warrants shall be transferable only on the books of the Corporation maintained at its principal office, upon delivery thereof duly endorsed with signatures properly guaranteed by a commercial bank or securities brokerage firm or accompanied by proper evidence of succession assignment or authority to transfer. Upon any registration of transfer, the Corporation shall deliver a new Warrant or Warrants to the persons entitled thereto. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AS AMENDED (THE "ACT"), AND SHALL NOT BE (1) SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR CONSIDERATION, BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER FOR CONSIDERATION SHALL NOT BE IN VIOLATION OF THE ACT OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW; OR (2) TRANSFERRED WITHOUT CONSIDERATION BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITES LAW.

         5. PAYMENT OF TAXES. The Corporation will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfers involved in the issuance or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of Warrants in respect of which such Warrant Shares are issued, and in such case the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation's satisfaction that such tax has been paid

         6. MUTILATED, LOST, STOLEN OR DESTROYED. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation may at its discretion issue, upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Warrant, and indemnity, if requested, also satisfactory to the Corporation. An applicant for such a substitute Warrant shall also comply with such other reasonable regulations as the Corporation may prescribe.

         7. RESERVATION OF WARRANT SHARES. The Corporation shall at all times, while the Warrants are exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. Immediately after the Expiration Date, however, no shares shall be subject to reservation in respect of such Warrants.

         8. CANCELLATION OF WARRANTS. The Corporation shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

         9. ADJUSTMENTS. The Warrant Shares purchasable hereunder and the Warrant Price shall be subject to adjustments from time to time upon the happening of certain events, as hereinafter defined:

         9.1. MERCHANT ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustments as follows:

            (a) In case the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivided its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Corporation, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Corporation which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

              (b) No adjustments in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

             (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying the Warrant Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

              (d) For the purpose of the Subsection 9.1 the term "shares of Common Stock" shall mean (i) the class of stock designates as the Common Stock of the Corporation at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder shall become entitled to purchase any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 1, 2 and 3 and Subsections 9.2 through 9.4, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

                  9.2. VOLUNTARY ADJUSTMENT BY THE CORPORATION. Subject to the approval of the shareholders as set forth in paragraph 2 hereof, the Corporation may at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Corporation, approve additional periods for exercise of the Warrants or extend the Expiration Date to any time deemed appropriate by the Board of Directors of the Corporation.

                  9.3. NOTICE OF Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant of the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Any failure by the Corporation to give notice to the Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment , nor of the Holder's rights to such adjustment.

                  9.4. NO ADJUSTMENT FOR DIVIDENDS OF DISTRIBUTIONS. Except as provided in Subsections 9.1 and 9.6, no adjustments in respect of any dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  9.5  RIGHTS UPON CONSOLIDATION, MERGER, ETC.

                       (a) In case of any consolidation of the Corporation with or merger of the Corporation into another corporation or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety ("Sale"), such successor or purchasing corporation may assume the obligations hereunder, and may execute with the Corporation an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the consummation of such Sale had such Warrant been exercised immediately prior to the sale. The Corporation shall mail by first class mail, postage prepaid, to each Holder notice of the execution of any Sale agreement. Such agreement shall provide for adjustments provided for in this Section 9. The provisions of this Subsection 9.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                        (b) The Corporation's failure to give any notice required by this Subsection 9.5 or any defect therein shall not affect the validity of any Sale

                  9.6. RIGHTS UPON LIQUIDATION. In case (i) the Corporation shall make any distribution of its assets to holders of its shares of Common Stock as a liquidation dividend or by way of return capital; or (ii) the Corporation shall liquidate, dissolve or wind up its affairs (other than in connection with a Sale); or (iii) an involuntary liquidation occurs, then the Corporation shall cause to be mailed to each Holder, by first class mail, at least twenty (20) days prior to applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock for securities or other property or assets (including cash) deliverable upon such distribution, liquidation, dissolution or winding up. The Corporation's failure to give the notice required by this Subsection 9.6 or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

                  9.7. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price, Warrants theretofore or thereafter issued may continue to express the same price as is stated in the Warrants initially issued.

                  10. NO RIGHTS AS STOCKHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders called for the election of directors of the Corporation or any other matter, or any rights whatsoever as stockholders of the Corporation.

                  11. NOTICES. Any notice pursuant to this Warrant by any Holder to the Corporation or by the Corporation to any Holder, shall be in writing and shall be mailed first class, postage prepaid or delivered: (i) to the Corporation, at its office at 505 N. Belt, Suite 140, Houston, Texas 77060, or such other address as the Corporation may designate in writing to the Holder; or
(ii) to the Holder, at the Holder's address on the books of the Corporation. The Corporation's failure to give any notice required by this Warrant or any defect therein shall not affect the validity of the action taken by the Corporation in connection therewith.

                  12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas, to the extent not preempted by federal law without giving effect to principles of conflict laws.

                  13. SECURITIES LAWS. The exercise of Warrants is prohibited unless the issuance of the Warrant Shares has been registered or qualified under applicable federal and state laws or unless there is an exemption available from such requirements.

                  14. CAPTIONS. The captions of the sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

                  Witness the facsimile seal of the Corporation and the signatures of its duly authorized offices.

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                                        ClearWorks Technologies, Inc.
                                             a Delaware corporation

                                             By
                                               ------------------------
                                                     PRESIDENT


                                             By
                                               ------------------------
                                                     SECRETARY

                                             Effective Date of Issuance:

                                             ___________, 1999

          (Corporate Seal)